UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Fitbit, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 13, 2016
To Our Stockholders:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Fitbit, Inc., which will be held virtually on Thursday, May 26, 2016, at 11:00 a.m. (Pacific Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2016, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in person meeting.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
We look forward to your attendance at our Annual Meeting.
Sincerely,
James Park
President, Chief Executive Officer, and Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2016:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

FITBIT, INC.
405 Howard Street
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders, or Annual Meeting, of Fitbit, Inc. will be held virtually on Thursday, May 26, 2016, at 11:00 a.m. (Pacific Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2016, where you will be able to listen to the meeting live, submit questions, and vote online.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.     To elect five directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal.
James Park
Eric N. Friedman
Jonathan D. Callaghan
Steven Murray
Christopher Paisley
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
3.    To re-approve the Internal Revenue Code of 1986, as amended, or Code, Section 162(m) limits of our 2015 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Code.
4.    To hold a non-binding advisory vote on the compensation paid by us to our named executive officers as disclosed in this proxy statement.
5.    To hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 4, 2016 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Your vote as a Fitbit stockholder is very important. Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at http://investor.fitbit.com/ or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by calling (877) 373-6374 (toll-free) or (781) 575-3120, by writing to P.O. BOX 30170 College Station, TX 77842 (by regular mail) or 211 Quality Circle Suite 210 College Station, TX 77845 (by overnight delivery) or by visiting their website at www.computershare.com/investor.

By Order of the Board of Directors,

James Park
President, Chief Executive Officer, and Chairman
San Francisco, California
April 13, 2015

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE, OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

FITBIT, INC.
PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

April 13, 2016

FITBIT, INC.
405 Howard Street
San Francisco, California 94105

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Fitbit, Inc. for use at our 2016 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually on May 26, 2016, at 11:00 a.m. (Pacific Time), and any adjournment or postponement thereof. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2016, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 13, 2016. An annual report on Form 10-K for the year ended December 31, 2015 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 4, 2016, or Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 154,694,811 shares of Class A common stock and 62,847,354 shares of Class B common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the five individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees. With respect to the (i) ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, (ii) re-approval of limits of our 2015 Equity Incentive Plan, or 2015 Plan, to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m), or Section 162(m), of the Internal Revenue Code of 1986, as amended, or Code, and (iii) approval of the non-binding advisory vote on the compensation program of our named executive officers, or Compensation Program, will be obtained if the number of votes cast “FOR” the proposals at the Annual Meeting exceeds the number of votes “AGAINST” the proposals. With respect to the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation program of our named executive officers, you may vote to have such non-binding advisory votes every “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or you may “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders will be considered the frequency of the non-binding advisory vote of our stockholders. If you elect to abstain from voting on this proposal, the abstention will not have any effect on the vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, is considered a routine matter. All of the other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The board of directors recommends that you vote “FOR” each of the directors named in this Proxy Statement, or Proposal 1, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, or Proposal 2, “FOR” the re-approval of the Section 162(m) limits, or Proposal 3, “FOR” the approval, on a non-binding advisory basis, of the Compensation Program, or Proposal 4, and to hold future non-binding advisory votes on the compensation program for our named executive officers every “THREE YEARS,” or Proposal 5. None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated, other than Proposal 3 and Proposal 4.
Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•
vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FIT2016, where stockholders may vote and submit questions during the meeting. The meeting starts at 11:00 a.m. (Pacific Time). Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•	vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail—complete, sign, and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on May 25, 2016. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from all nominees or any nominee you specify. For Proposals 2, 3, and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 5, you may select “ONE YEAR,” “TWO YEARS,” or “THREE YEARS,” or you may “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other policies for the governance of the company, or Corporate Governance Guidelines. Our Corporate Governance Guidelines are available in the Investor Relations section of our website, which is located at http://investor.fitbit.com by clicking on “Governance”. Our nominating and governance committee reviews the Corporate Governance Guidelines periodically, and recommends changes to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors may choose its chairperson in any way that it considers in the best interests of our company. Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as our nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors will designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chief executive officer and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it is in the best interest of our company and our stockholders for our President and Chief Executive Officer, Mr. Park, to serve as both President and Chief Executive Officer and Chairman given his knowledge of our company and industry and strategic vision. Because Mr. Park serves in both these roles, our board of directors appointed Jonathan D. Callaghan to serve as our lead independent director. As lead independent director, Mr. Callaghan will, among the other responsibilities noted above, preside over regularly scheduled meetings at which only our independent directors are present, serve as a liaison between Mr. Park and the independent directors, and perform such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines our appropriate level of risk, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. The compensation committee reviews risks and exposures associated with compensation plans and programs. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Director Independence
The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Messrs. Callaghan, Murray, and Paisley, representing three of our five directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and governance committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation committee, and nominating and governance committee are available on the Investor Relations section of our website, http://investor.fitbit.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is comprised of Mr. Paisley, who is the chair of the audit committee, and Mr. Murray. Each member of our audit committee is independent under the current New York Stock Exchange and SEC rules and regulations and we intend to comply with the requirement to have a minimum of three members on our audit committee within the applicable transition period. Each member of our audit committee is financially literate as required by current New York Stock Exchange listing standards. Our board of directors has also determined that simultaneous service by Mr. Paisley on the audit committees of more than three public companies does not impair his ability to serve on our audit committee. In addition, our board of directors has determined that Mr. Paisley is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or Securities Act. As more fully described in its charter, our audit committee is directly responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our policies on risk assessment and risk management;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and

•	reviewing related-party transactions and proposed waivers.
Compensation Committee
Our compensation committee is comprised of Mr. Callaghan, who is the chair of the compensation committee, and Mr. Paisley. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m). The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. As more fully described in its charter, our compensation committee is responsible for, among other things:

•	determining and approving, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	recommending to our board of directors the compensation of our non-employee directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors regarding, cash-based and equity-based incentive compensation plans; and

•	reviewing our overall compensation strategy.
Nominating and Governance Committee
The nominating and governance committee is comprised of Mr. Murray, who is the chair of the nominating and governance committee, and Mr. Callaghan. The composition of our nominating and governance committee meets the requirements for independence under current New York Stock Exchange and SEC rules and regulations. As more fully described in its charter, our nominating and governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	overseeing the process of evaluating the performance of our board of directors and each committee of the board of directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and policies; and

•	advising our board of directors on corporate governance matters.
Compensation Committee Interlocks and Insider Participation
During 2015, our compensation committee consisted of Brad Feld (until May 2015), Mr. Callaghan and Mr. Paisley (as of May 2015). None of them has at any time been one of our officers or employees. Moreover, none of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers who served on our board of directors or our compensation committee in 2015.
Code of Business Conduct and Ethics
Our board of directors has adopted codes of conduct and ethics that apply to all of our employees, officers, and directors. The full text of our codes of conduct and ethics are posted on the Investor Relations section of our website. We intend to disclose future amendments to certain provisions of our codes of conduct and ethics, or waivers of these provisions, on our website or in filings under the Exchange Act.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2015, our board of directors met or acted by unanimous written consent 36 times, the audit committee met or acted by unanimous written consent six times, the compensation committee met or acted by unanimous written consent nine times, and the nominating and governance committee did not meet or act by unanimous written consent. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by our board of directors and by all committees of our board of directors on which such director served (during the period that such director served on our board of directors and any committee).
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in June 2015 and did not have an annual meeting of our stockholders in 2015.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, Mr. Callaghan, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our Chairman or lead independent director) may do so by letters addressed to the attention of our General Counsel.
All communications are reviewed by our General Counsel and provided to the members of our board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.
The address for these communications is:
Fitbit, Inc.
c/o General Counsel
405 Howard Street
San Francisco, California 94105

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines, and the criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced, and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Since the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities, or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither our board of directors nor our nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, our nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our board of directors currently consists of five directors. Each of our directors will stand for election at the Annual Meeting and shall serve for a one-year term expiring at our 2017 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
Shares represented by proxies will be voted “FOR” the election of each of the five nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
Nominees to the Board of Directors
The nominees, and their ages and occupations as of March 31, 2016, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table.

Name of Director/Nominee	Age	Position
James Park	39	President, Chief Executive Officer, and Chairman
Eric N. Friedman	38	Chief Technology Officer and Director
Jonathan D. Callaghan(1)(2)†	47	Director
Steven Murray(1)(3)	47	Director
Christopher Paisley(2)(3)	63	Director
__________________

(1)	Member of the nominating and governance committee.

(2)	Member of the compensation committee.

(3)	Member of the audit committee.

†	Lead independent director.
James Park is our co-founder and has served as a member of our board of directors since March 2007, as our Chairman since May 2015, and as our President and Chief Executive Officer since September 2007. Previously, Mr. Park served as a Director of Product Development at CNET Networks, Inc., an online media company. Prior to CNET Networks, Mr. Park served as the President and a co-founder of Wind-Up Labs, Inc., an online photo sharing company acquired by CNET Networks in April 2005. He was also Chief Technology Officer and a co-founder of Epesi Technologies, Inc., a software company. Mr. Park attended Harvard College where he studied computer science. Mr. Park was selected to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder, President, and Chief Executive Officer.
Eric N. Friedman is our co-founder and has served as a member of our board of directors since March 2007 and as an executive officer since September 2007, including most recently as our Chief Technology Officer. Previously, Mr. Friedman served as an engineer manager at CNET Networks. Prior to CNET Networks, Mr. Friedman served as a co-founder of Wind-Up Labs, a founding engineer of Epesi Technologies, and a technical member of the Real-Time Collaboration Group at Microsoft Corporation. Mr. Friedman holds a B.S. and an M.S. in computer science from Yale University. Mr. Friedman was selected to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder and Chief Technology Officer.
Jonathan D. Callaghan has served as a member of our board of directors since September 2008. Mr. Callaghan is a founder and has served as a Managing Member of True Ventures, a venture capital firm, since January 2006. Prior to True Ventures, Mr. Callaghan served as a Managing Director at Globespan Capital, a venture capital firm, and as a Managing Partner at CMGI@Ventures, CMGI Inc.’s affiliated venture capital group. Prior to this, Mr. Callaghan worked for AOL Inc.’s Greenhouse, the venture capital/incubator for AOL, and as an associate at Summit Partners. Mr. Callaghan holds an A.B. in government from Dartmouth College and an M.B.A. from Harvard Business School. Mr. Callaghan was selected to serve as a member of our board of directors due to his extensive experience with technology companies.
Steven Murray has served as a member of our board of directors since June 2013. Mr. Murray is a Partner at Revolution Growth, a venture capital firm, where he has worked since January 2016. From April 1996 to January 2016, Mr. Murray worked at SoftBank Capital, a venture capital firm, where he most recently served as a Partner. Prior to this, Mr. Murray worked for Deloitte & Touche LLP, where he specialized in serving high growth technology based businesses. Mr. Murray also serves on the board of directors for a number of private companies. Mr. Murray holds a B.S. in accounting from Boston College. Mr. Murray was selected to serve as a member of our board of directors due to his extensive experience with technology companies.
Christopher Paisley has served as a member of our board of directors since January 2015. Mr. Paisley has served as the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University since January 2001. Prior to this, Mr. Paisley served as Senior Vice President of Finance and Chief Financial Officer for 3Com Corporation, a Fortune 500 computer networking manufacturer. Mr. Paisley currently serves on the boards of directors of Ambarella, Inc., Equinix, Inc., Fortinet, Inc., and YuMe, Inc. He also previously served as a director of Bridge Capital Holdings, Control4 Corporation, and Volterra Semiconductor Corporation. Mr. Paisley holds a B.A. in business economics from the University of California, Santa Barbara and an M.B.A. from the Anderson School at the University of California, Los Angeles. Mr. Paisley was selected to serve as a member of our board of directors due to his extensive board and operational experience.
There are no familial relationships among our directors and executive officers.
Director Compensation
The following table provides information for 2015 concerning all compensation awarded to, earned by, or paid to each person who served as a non-employee director for some portion of 2015. James Park, our President and Chief Executive Officer, and Eric N. Friedman, our Chief Technology Officer, are not included in the table below because they did not receive additional compensation for their services as directors. Total compensation for Messrs. Park and Friedman for services as employees is presented in “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jonathan D. Callaghan(2)	—	—	—
Steven Murray	47,137	—	47,137
Christopher Paisley	53,029	409,428(3)	462,457
Brad Feld(4)	—	—	—
__________________________

(1)
The amounts reported in this column represent the aggregate grant date value of option awards made to directors in 2015 computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

(2)	Mr. Callaghan has waived any right to receive compensation that he may be entitled to receive for service as a non-employee director.

(3)
As of December 31, 2015, Mr. Paisley held an option to purchase 60,000 shares of common stock. 1/24th of the shares subject to the option vested on February 29, 2015, and the remaining shares subject to the option vest at a rate of 1/24th of the total shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(4)	Mr. Feld resigned from the board of directors effective May 1, 2015.

Non-Employee Director Compensation Arrangements
Non-Employee Director Equity Compensation

Initial Equity Grant. Each non-employee director appointed to our board of directors is automatically granted an initial grant of RSUs on the date of his or her appointment to our board of directors having an aggregate fair market value of $150,000 (with such amount pro-rated based on the number of days between the date of such director’s appointment and the date of our first annual meeting of stockholders following the date of grant (or to the extent that we have not determined the date of the next annual meeting of stockholders on or before the date of grant, May 15 following the date of grant)). The RSUs will fully vest on the date of our first annual meeting of stockholders following the date of grant or immediately prior to the consummation of a change of control event. If an individual is appointed as a non-employee director at an annual meeting of stockholders, he or she will be granted an annual equity grant, as described below, in lieu of the initial equity grant.
Annual Equity Grant. On the date of each annual meeting of stockholders (commencing with this Annual Meeting), each non-employee director who is serving on our board of directors on the date of such annual meeting will be automatically granted RSUs having an aggregate fair market value of $150,000. The RSUs will fully vest on the earlier of (i) the date of the following year’s annual meeting of stockholders (but only for a non-employee director who does not stand for re-election at, or is not re-elected at, the following year’s annual meeting of stockholders but who otherwise serves on the board of directors until the date of such meeting) and (ii) the date that is one year following the date of grant.
Non-Employee Director Cash Compensation
Each non-employee director is also entitled to receive an annual cash retainer of $40,000 for service on the board of directors and additional annual cash compensation for committee membership as follows:

•	Audit committee member: $10,000

•	Audit committee chair: $20,000

•	Compensation committee member: $7,500

•	Compensation committee chair: $15,000

•	Nominating and governance committee member: $5,000

•	Nominating and governance committee chair: $10,000

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ELECTION OF EACH OF THE FIVE NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2016 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
PricewaterhouseCoopers LLP audited our financial statements for 2015. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during 2014 and 2015. During 2014 and 2015, fees for services provided by PricewaterhouseCoopers LLP were as follows:

	2014	2015
Audit fees(1)	$625,457	$3,212,760
Audit-related fees(2)	—	25,000
Tax fees(3)	511,934	918,635
All other fees(4)	1,800	3,906
Total fees	$1,139,191	$4,160,301
__________________

(1)
Includes fees for audit services primarily related to the audit of our annual financial statements; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC, including our registration statements on Form S-1 related to our initial public offering in June 2015 and our follow-on offering in November 2015; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)
Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, which includes an audit in connection with our acquisition of FitStar in March 2015.

(3)
Includes fees for tax compliance, advice, and planning. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters; transfer pricing, international tax structure planning, and assistance with indirect sales tax; and assistance with tax audits.

(4)	Includes fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were pre-approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3 RE-APPROVAL OF THE SECTION 162(M) LIMITS OF THE 2015 EQUITY INCENTIVE PLAN
General
Our 2015 Plan became effective in June 2015 in connection with our initial public offering. The 2015 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors, and advisors in the form of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, RSUs, and performance awards.
We believe that future business success and our ability to remain competitive depend on our continuing efforts to attract, retain and motivate highly qualified personnel. In order to be competitive as an employer in our industry, we rely, among other things, on our equity-based compensation programs, including the grant of RSUs and other awards under the 2015 Plan, to attract and retain qualified people. Allowing employees to participate in owning shares of our common stock helps to align the objectives of our stockholders and employees and is important in attracting, motivating, and retaining the highly skilled personnel that are necessary in our industry.
Since our 2015 Plan became effective, French law Loi Macron, or the Macron Law, introduced changes to the terms under which RSUs may be granted to employees of our subsidiary in France. Among the conditions for granting RSUs under the Macron Law is that the RSUs are granted pursuant to an equity incentive plan approved by our stockholders after August 7, 2015.
Proposal
In February 2016, our board of directors directed us to submit the material terms, share limits, performance award dollar limit, and performance criteria of the 2015 Plan to our stockholders for re-approval for purposes of Section 162(m). The material terms solicited for re-approval are described below under “Summary of the 2015 Plan,” and include the employees eligible to receive compensation, the performance criteria on which the performance goals are based, and the maximum amount of compensation that could be paid to any employee under the 2015 Plan or the formula used to calculate the amount of such compensation if the performance goal is attained. No changes are being proposed with respect to the 2015 Plan at this time. The share information presented in this proposal reflects the 3-for-2 stock split of our capital stock in May 2015.
We are asking our stockholders to approve the material terms, share limits, performance award dollar limit, and performance criteria of the 2015 Plan pursuant to Section 162(m) to preserve corporate income tax deductions that may become available to us. We are asking the stockholders for this re-approval so that we may deduct for federal income tax purposes gains attributable to awards under the 2015 Plan that, when added to the compensation payable by us to certain executive officers in any single year, exceed $1.0 million. The re-approval of the 2015 Plan will also afford us the opportunity to grant RSUs under the Macron Law as described below.
Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receives more than $1.0 million in compensation in any single year. Compensation includes, without limitation, cash compensation; ordinary income arising from the exercise of stock options that are nonqualified stock options, restricted stock awards, stock appreciation rights, and RSUs; ordinary income arising from disqualifying dispositions of stock options that were granted as incentive stock options or under our 2015 Employee Stock Purchase Plan, or 2015 ESPP; and ordinary income arising from stock bonus awards and performance awards conferred in cash or shares. The executive officers whose compensation is subject to deduction limitation are those that constitute “covered employees” within the meaning of Section 162(m) of the Code, which generally includes our President and Chief Executive Officer and certain of our most highly-compensated officers and excludes in all cases our Chief Financial Officer. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Certain awards granted under the 2015 Plan permit our compensation committee to design such awards to qualify as “performance-based” compensation within the meaning of Section 162(m). For these awards to qualify as “performance-based” compensation under Section 162(m), our stockholders must approve the material terms, share limits, performance award dollar limit, and performance criteria of the 2015 Plan at the Annual Meeting.
Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the 2015 Plan will qualify for exemption under Section 162(m). However, the 2015 Plan is structured with the intention that our compensation committee will have the discretion to make awards under the 2015 Plan that may qualify as “performance-based” compensation and be fully deductible if stockholder approval is obtained of the material terms, share limits, performance award dollar limit, and performance criteria under the 2015 Plan. Subject to the requirements of Section 162(m), if the material terms under our 2015 Plan, including the annual equity grant share limitations, the performance award dollar limit and the performance criteria under which performance-based awards may be granted, are not re-approved by stockholders, we will not make any further grants under the 2015 Plan to our “covered employees” as defined in Section 162(m), or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.
French-Qualified RSU Grants

Re-approval of the 2015 Plan by our stockholders will also satisfy one of the requirements of the Macron Law for granting tax-qualified RSUs to employees of our subsidiary in France, or French-qualified RSUs. Under the Macron Law, French-qualified RSUs granted to employees of our French subsidiary may benefit from certain tax and social security treatment, provided certain conditions are met.
We are not proposing any revisions to the 2015 Plan in order to grant French-qualified RSUs under the Macron Law. Our 2015 Plan provides that the board of directors or the compensation committee has the authority to adopt a subplan to the 2015 Plan to accommodate requirements of local law outside of the United States as long as such subplan does not increase share limitations under the 2015 Plan. Therefore, should we obtain stockholder approval for the 2015 Plan and determine to grant French-qualified RSUs under the Macron Law to employees of our French subsidiary, our board of directors or compensation committee may adopt a French subplan to the 2015 Plan, within its share limitations, setting forth any required terms and conditions for grants of French-qualified RSUs.
We are not required to grant French-qualified RSUs in France and may choose, at our discretion, to grant non-qualified awards to employees of our French subsidiary depending on the circumstances.
Summary of the 2015 Plan
Shares Reserved for Issuance. We adopted the 2015 Plan, which became effective in June 2015, as the successor to our Amended and Restated 2007 Stock Plan, or 2007 Plan. Any remaining shares available for issuance under our 2007 Plan at the time our 2015 Plan became effective became reserved for issuance under our 2015 Plan, and we ceased granting awards under the 2007 Plan. The number of shares reserved for issuance under our 2015 Plan increases automatically on the first day of January of each of 2016 through 2025 by the number of shares of Class A common stock equal to 5% of the total outstanding shares of our common stock as of the immediately preceding December 31. However, our board of directors may reduce the amount of the increase in any particular year. In addition, the following shares of our Class A common stock will be available for grant and issuance under our 2015 Plan:

•	shares issuable upon the exercise of options or subject to other awards under our 2007 Plan that cease to be subject to such options or other awards by forfeiture or otherwise;

•	shares issued under our 2007 Plan that are forfeited or repurchased by us;

•	shares subject to awards granted under our 2015 Plan that cease to be subject to the awards for any reason other than exercises of stock options or stock appreciation rights;

•	shares issued or subject to awards granted under our 2015 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof); and

•	shares subject to awards under our 2007 Plan that are used to pay the exercise price of a stock option or withheld to satisfy the tax withholding obligations related to any award.

Eligibility. Our 2015 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors, and advisors, of any parent, subsidiary or affiliate, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our Class A common stock on the date of grant. As of December 31, 2015, approximately 1,350 individuals were eligible to participate in the 2015 Plan.

Administration. Our 2015 Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. The compensation committee has the authority to construe and interpret our 2015 Plan, grant awards, and make all other determinations necessary or advisable for the administration of the plan.

Type of Awards and Number of Shares Per Calendar Year. Our 2015 Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, RSUs, performance awards, and stock bonuses. No person will be eligible to receive more than 3,000,000 shares in any calendar year under our 2015 Plan other than a new employee of ours, who will be eligible to receive no more than 6,000,000 shares under the plan in the calendar year in which the employee commences employment. The aggregate number of shares that may be subject to awards granted to any one non-employee director pursuant to the 2015 Plan in any calendar year shall not exceed 1,500,000. No more than 37,500,000 shares may be issued as incentive stock options under the 2015 Plan.

Stock Options. In general, stock options vest over a four-year period. Stock options may vest based on time or achievement of performance conditions. Our compensation committee may provide for stock options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. Stock options granted under our 2015 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or for a period of six months in the case of disability, or such longer period as our compensation committee may provide. Stock options generally terminate immediately upon termination of employment for cause. The maximum term of stock options granted under our 2015 Plan is ten years.

Restricted Stock Awards. An RSA is an offer by us to sell shares of our Class A common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price, if any, of a restricted stock award will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or shares of our Class A common stock, to the holder based upon the difference between the fair market value of our Class A common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. Stock appreciation rights may vest based on time or achievement of performance conditions.

Restricted Stock Units. An RSU represents the right to receive shares of our Class A common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our Class A common stock (which may be subject to additional restrictions), cash, or a combination of our Class A common stock and cash.

Performance Awards. Performance awards are awards that are denominated in shares of our Class A common stock but provide that they may be paid only upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. Grants of performance awards will be made pursuant to an award agreement that will specify that the awards are performance awards within the meaning of the 2015 Plan. These awards are generally subject to forfeiture prior to payment upon failure to achieve the performance goals. No person will be eligible to receive more than $10,000,000 in performance awards in any calendar year under the 2015 Plan. While other equity-based awards may be structured to vest, in whole or in part, upon the achievement of performance goals, those other awards are not performance awards within the meaning of the 2015 Plan and therefore are only subject to the share limitations discussed above, rather than this $10,000,000 limitation.

Our compensation committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance factors: profit before tax; sales; expenses; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; our stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; completion of an identified special project; completion of a joint venture or other corporate transaction; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; employee satisfaction; employee retention; customer indicators and satisfaction; new product invention or innovation; research and development expenses; attainment of research and development milestones; improvements in productivity; bookings; working-capital targets and changes in working capital; and attainment of objective operating goals and employee metrics.

Our compensation committee may establish such performance goals and relevant performance criteria on a company-wide basis; with respect to one or more business units or subsidiaries on a GAAP or non-GAAP basis; and in absolute terms or relative to a pre-established target. The compensation committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the above performance factors to preserve the compensation committee’s original intent regarding the performance factors at the time of the initial award grant. The compensation committee also may reduce or waive any criteria with respect to the performance factors, or adjust performance factors to take into account changes in law and accounting or tax rules as the committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, provided that such adjustments are consistent with the regulations promulgated under Section 162(m) with respect to persons whose compensation is subject to Section 162(m) to the extent a deduction under Section 162(m) is desirable.

Stock Bonuses. Stock bonuses may be granted as additional compensation for past services or performance, in the form of cash, Class A common stock, or a combination thereof, and may be subject to restrictions, which may vest based on time or achievement of performance conditions.

Adjustment of Shares. In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2015 Plan, the maximum number of shares that can be granted to any participant or to any non-employee director in a calendar year, the maximum number of shares that may be issued as incentive stock options, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2015 Plan.

Restrictions on Dividends and Dividend Equivalents. Notwithstanding anything to the contrary in the 2015 Plan, cash dividends, stock, and any other property (other than cash) distributed as a dividend or otherwise with respect to any award that vests based on achievement of performance goals will either (i) not be paid or credited or (ii) be accumulated, and will be subject to restrictions and risk of forfeiture to the same extent as the underlying award and will be paid at the time such restrictions and risk of forfeiture lapse.

Transferability. Awards granted under our 2015 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Corporate Transactions. Our 2015 Plan provides that, in the event of a sale, lease, or other disposition of all or substantially all of our assets or specified types of mergers or consolidations, or a corporate transaction, outstanding awards under our 2015 Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our 2015 Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. Our board of directors has the discretion to provide that a stock award under our 2015 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2015 Plan will not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. In the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full upon the consummation of the corporate transaction.

Insider Trading; Clawback Policy. Each participant who receives an award will comply with any policy adopted by us from time to time covering transactions in our securities by our employees, officers or directors. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the board of directors or required by law during the term of the participant’s employment or other service with us, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding awards and the recoupment of any gains realized with respect to awards.

Termination Date. Our 2015 Plan will terminate ten years from the date our board of directors approved the plan, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our 2015 Plan at any time. If our board of directors amends our 2015 Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

The summary of the 2015 Plan provided above is a summary of the principal features of the 2015 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2015 Plan. It is qualified in its entirety by reference to the full text of the 2015 Plan which is attached as Appendix A to this Proxy Statement. The share information in Appendix A has not been adjusted to reflect the 3-for-2 stock split of our capital stock in May 2015.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2015 Plan based on federal income tax laws in effect on the date of this Proxy Statement.
This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.
Stock Options and Stock Appreciation Rights
A recipient of a stock option or stock appreciation right will not recognize taxable income upon the grant of those awards. For nonqualified stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such award to seek the advice of their own tax counsel.
Restricted Stock Awards

For restricted stock awards, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
RSUs
A holder of an RSU does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).
Other Share-Based Awards
The tax effects of other share-based awards will vary depending on the type, terms, and conditions of those awards.
Performance Awards
No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON AWARD RECIPIENTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF STOCK OPTIONS, RSUS, STOCK APPRECIATION RIGHTS, AND THE GRANT OF STOCK AWARDS UNDER THE 2015 PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE 2015 PLAN IN THE CASE OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE 2015 PLAN PARTICIPANT MAY RESIDE.
Tax Consequences to Us
We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with awards under the 2015 Plan.
As described above, Section 162(m) denies an income tax deduction to any publicly held corporation for compensation paid to its covered employees in a taxable year to the extent compensation to such covered employee exceeds $1.0 million in a given year. It is possible that compensation attributable to stock awards or other awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
Compensation that qualifies as “performance-based” compensation is disregarded for purposes of the Section 162(m) deduction limitations described above. Generally, compensation attributable to certain stock or other awards will qualify as “performance-based” compensation if the 2015 Plan contains per-employee limitations, the award is granted by a committee of our board of directors consisting solely of two or more “outside directors,” and the compensation is payable only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee within 90 days after the beginning of the performance period while the outcome is substantially uncertain, and the material terms of the 2015 Plan under which the award is granted have been approved by stockholders. A stock option or stock appreciation right shall be considered “performance-based” compensation as described in the previous sentence solely by meeting the following requirements: the 2015 Plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the 2015 Plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

New 2015 Plan Benefits

Other than with respect to certain awards to be made to our non-employee directors as described in “Proposal No. 1—Election of Directors—Director Compensation,” all awards to directors, executive officers, employees, and consultants are made at the discretion of our compensation committee, or by our board of directors acting in place of our compensation committee. Future awards to our directors, officers, employees, and consultants under the 2015 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the 2015 Plan are not determinable at this time.

History of Grants

As of December 31, 2015, options to purchase a total of 348,000 shares had been granted under the 2015 Plan, of which, 234 have been exercised and 347,766 remained outstanding with weighted-average exercise price of $25.40 per share. As of December 31, 2015, 2,822,093 RSUs had been granted under the 2015 Plan, of which 2,801,393 RSUs remained outstanding. The closing price per share of our common stock as reported by the New York Stock Exchange on the Record Date was $15.51. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees (excluding our executive officers and directors) as a group, from the inception of the 2015 Plan through December 31, 2015:

Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Other Awards
James Park, President, Chief Executive Officer, and Chairman	—	—
Eric N. Friedman, Chief Technology Officer	—	—
William Zerella, Chief Financial Officer	—	—
Andy Missan, Executive Vice President and General Counsel	—	—
Edward M. Scal, Chief Business Officer	—	—
All current executive officers as a group (7 persons)	—	—
All current non-employee directors as a group (3 persons)	—	—
All current employees as a group (excluding executive officers)	348,000	2,822,093

Certain Interests of Directors
In considering the recommendation of our board of directors with respect to the re-approval of the material terms of the 2015 Plan, stockholders should be aware that the members of our board of directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2015 Plan. Please see “Proposal No. 1—Election of Directors—Director Compensation” for more detail about equity grants to our directors. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RE-APPROVAL OF THE SECTION 162(M) LIMITS OF OUR 2015 EQUITY INCENTIVE PLAN

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation program for our named executive officers, as disclosed in this proxy statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.
Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The compensation committee and the board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, and the other related disclosure.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation program for our named executive officers. This non-binding advisory vote must be submitted to stockholders at least once every six years.

You have four choices for voting on the following resolution. You can choose whether future non-binding advisory votes on the compensation program for our named executive officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting. The frequency that receives the greatest number of votes cast by stockholders on this matter at the meeting will be considered the non-binding advisory vote of our stockholders.

After careful consideration, our board of directors recommends that future non-binding advisory votes on compensation of our named executive officers be held every three years. Our board of directors believes that holding a vote every three years is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a more informed and thoughtful manner based on a long-term analysis of our compensation program; and (ii) it would avoid placing too much emphasis on the results or actions of a single year and would instead allow our stockholders to make a more meaningful evaluation of our performance compared to our compensation practices.

Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation program of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote for the future of frequency advisory votes on the compensation for our named executive officers to occur every three years.

As an advisory vote, this proposal is not binding. However, our board of directors and nominating and governance committee value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation program of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION EVERY “THREE YEARS” UNDER PROPOSAL NO. 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016, by:

•	each of our named executive officers;

•	each of our current directors;

•	all of our directors and named executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A or Class B common stock.
Percentage ownership of our common stock before this offering is based on 154,484,622  shares of our Class A common stock and 62,847,354 shares of our Class B common stock outstanding as of March 31, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Class A common stock and Class B common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2016 or RSUs that may vest and settle within 60 days of March 31, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Fitbit, Inc., 405 Howard Street, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
James Park(2)	—	*	17,678,101	26.9	21.8
Eric N. Friedman(3)	—	*	18,837,935	28.9	23.4
William Zerella(4)	43,605	*	776,369	1.2	*
Andy Missan(5)	20,000	*	473,375	*	*
Edward M. Scal(6)	—	*	5,332,685	8.2	6.7
Jonathan D. Callaghan(7)	400,784	*	26,297,033	41.8	33.6
Steven Murray(8)	7,139,993	4.6	—	*	*
Christopher Paisley(9)	—	*	40,000	*	*
All executive officers and directors as a group (10 persons)(10)	7,604,382	4.9	73,446,068	98.1	82.2
Other 5% Stockholders:
Foundry Group Funds(11)	22,049,096	14.3	—	*	2.8
True Ventures II, L.P.(12)	4,601	*	26,297,033	41.8	33.6
Ameriprise Financial, Inc.(13)	12,563,330	8.1	—	*	1.6
FMR LLC(14)	9,241,330	6.0	—	*	1.2
__________________
* Less than 1%

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2) Consists of (i) 13,844,595 shares of Class B common stock held by Mr. Park, (ii) 900,000 shares of Class B common stock held by Mr. Park as trustee of The James Park 2015 Annuity Trust, and (iii) 2,933,506 shares of Class B common stock subject to options held by Mr. Park that are exercisable within 60 days of March 31, 2016.

(3) Consists of (i) 12,878,085 shares of Class B common stock held by Mr. Friedman, (ii) 3,600,000 shares of Class B common stock held by Mr. Friedman as trustee of the Friedman 2015 GRAT, (iii) 46,344 shares of Class B common stock held by the Norman D. Andron Trust, of which Mr. Friedman is a trustee and therefore may be deemed to share voting and dispositive power over the shares held by the Norman D. Andron Trust, and (iv) 2,313,506 shares of Class B common stock subject to options held by Mr. Friedman that are exercisable within 60 days of March 31, 2016.

(4) Consists of (i) 43,605 shares of Class A common stock held by Mr. Zerella and (ii) 776,369 shares of Class B common stock subject to options held by Mr. Zerella that are exercisable within 60 days of March 31, 2016.

(5) Consists of (i) 20,000 shares of Class A common stock held by Mr. Missan, and (ii) 473,375 shares of Class B common stock subject to options held by Mr. Missan that are exercisable within 60 days of March 31, 2016.

(6) Consists of (i) 3,192,670 shares of Class B common stock held by Mr. Scal, (ii) 150,000 shares of Class B common stock held by Mr. Scal’s spouse as trustee of the Black Mesa Trust, (iii) 150,000 shares of Class B common stock held by Mr. Scal as trustee of the Red Mesa Trust, and (iv) 1,840,015 shares of Class B common stock subject to options held by Mr. Scal that are exercisable within 60 days of March 31, 2016.

(7) Consists of 396,183 shares of Class A common stock held by Mr. Callaghan as trustee of the Callaghan Family Trust and the shares of Class A common stock and Class B common stock referred to in footnote (12) below.

(8) Consists of 7,139,993 shares of Class A common stock held by SoftBank PrinceVille Investments, L.P. SB PV GP L.P. is the general partner of SoftBank PrinceVille Investments, L.P. and SB PV GP LLC is the general partner of SB PV GP L.P. The managing members of SB PV GP LLC are Ronald D. Fisher, Kabir Misra, and Steven Murray, and, therefore, may be deemed to share voting and dispositive power over the shares held by SoftBank PrinceVille Investments, L.P. The address for these entities is 38 Glen Avenue, Newton, Massachusetts 02459.

(9) Consists of 40,000 shares of Class B common stock subject to options held by Mr. Paisley that are exercisable within 60 days of March 31, 2016.
(10) Consists of (i) 7,604,382 shares of Class A common stock, (ii) 61,454,347 shares of Class B common stock, and (iii) 11,991,721 shares of Class B common stock subject to options that are exercisable within 60 days of March 31, 2016 held by all our executive officers and directors, as a group.

(11) Consists of (i) 19,214,308 shares of Class A common stock held by Foundry Venture Capital 2007, L.P. and (ii) 2,834,788 of Class A common stock held by Foundry Group Select Fund, LP. Foundry Venture 2007, LLC is the general partner of Foundry Venture Capital 2007, L.P. and Foundry Select Fund GP, LLC is the general partner of Foundry Group Select Fund, LP. Seth Levine, Ryan McIntyre, Jason Mendelson, and Brad Feld, a member of our board of directors from August 2010 through April 2015, are the managing members of Foundry Group, an affiliate of the Foundry Group Funds and, therefore, may be deemed to share voting and dispositive power over the shares held by the Foundry Group Funds. The address for these entities is 1050 Walnut Street, Suite 210, Boulder, Colorado 80302.

(12) Consists of (i) 4,601 shares held by True Venture Management, L.L.C., which is controlled by Jonathan D. Callaghan and Philip Black and (ii) 26,297,033 shares held of record by True Ventures II, L.P., or TV II, a Delaware limited partnership, for itself and as nominee for True Ventures II-A, L.P., or TV II-A, a Delaware limited partnership. True Venture Partners II, L.L.C., or TVP II, a Delaware limited liability company, is the general partner of each of TV II and TV II-A. Jonathan D. Callaghan and Philip Black are the managing members of TVP II and, therefore, may be deemed to share voting and dispositive power over the shares held by TV II and TV II-A. The address for these entities is 530 Lytton Avenue, Suite 303, Palo Alto, California 94301.

(13) Based on information contained in a Schedule 13G/A jointly filed with the SEC by Ameriprise Financial, Inc., or AFI, Columbia Management Investment Advisers, LLC, or CMIA, and Columbia Select Large Cap Growth Fund, or Columbia Fund, on March 10, 2016. CMIA and AFI do not directly own any of these shares. As the investment adviser to the Columbia Fund and various other unregistered and registered investment companies and other managed accounts, CMIA may be deemed to beneficially own the shares reported by the Columbia Fund. Accordingly, the shares reported by CMIA include those shares separately reported by the Columbia Fund. As the parent holding company of CMIA, AFI may be deemed to beneficially own the shares reported by CMIA. Accordingly, the shares reported herein by AFI include those shares separately reported by CMIA. The address for AFI is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474. The address for CMIA and Columbia Fund is 225 Franklin Street, Boston, Massachusetts 02110.

(14) Based on information contained in a Schedule 13G/A jointly filed with the SEC by FMR LLC and Abigail P. Johnson on March 10, 2016. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2016, and their positions are shown below.

Named Executive Officers	Age	Position(s)
James Park	39	President, Chief Executive Officer, and Chairman
Eric N. Friedman	38	Chief Technology Officer and Director
William Zerella	59	Chief Financial Officer
Hansgregory C. Hartmann	58	Chief Operations Officer
Andy Missan	54	Executive Vice President and General Counsel
Timothy Roberts	44	Executive Vice President, Interactive
Edward M. Scal	56	Chief Business Officer
For information regarding Messrs. Park and Friedman, please refer to “Proposal No. 1—Election of Directors.”
William Zerella has served as our Chief Financial Officer since June 2014. From October 2011 to June 2014, Mr. Zerella served as Chief Financial Officer of Vocera Communications, Inc., a publicly held wireless healthcare communications company. Prior to Vocera, from July 2006 to September 2011, Mr. Zerella served as Chief Financial Officer for Force10 Networks Inc., a networking company acquired by Dell Inc. Prior to Force10, Mr. Zerella served as Chief Financial Officer at Infinera Corporation, a telecom equipment provider, and Chief Financial Officer at Calient Networks, Inc., an optical equipment provider. Mr. Zerella has also held various other senior level financial and business management positions at several companies, including GTECH Corporation and Deloitte & Touche LLP. Mr. Zerella holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the Leonard N. Stern School of Business at New York University.
Hansgregory C. Hartmann has served as our Chief Operations Officer since February 2011. From April 2010 to February 2011, Mr. Hartmann served as Chief Operations Officer of Skyline Solar, Inc., a supplier of solar energy systems. From February 2009 to July 2009, Mr. Hartmann served as Vice President of Operations at Element Labs, Inc., a manufacturer of LED technology, and from August 2009 to March 2010 as Vice President of Operations and Hardware Engineering at Element Labs. After Element Labs was acquired by Barco N.V. in March 2010, Mr. Hartmann served as Vice President and General Manager of Barco Video Lighting Solutions until April 2010. Mr. Hartmann previously served as Senior Vice President of Operations at Dash Navigation, Inc., a provider of automotive GPS solutions, Senior Vice President of Operations at OQO, Inc., a computer hardware company, Vice President of Operations at Wave7 Optics, Inc., an optical networks company, Vice President of Operations at Force10 Networks, Vice President of Operations at ConvergeNet Technologies, Inc., a data storage company, and Vice President of Manufacturing Operations at JetFax, Inc., an internet fax services company. Prior to JetFax, Mr. Hartmann served for approximately 15 years in various quality, operations, and marketing management roles at Hewlett-Packard Company, an information technology company. Mr. Hartmann holds a B.S. in electrical engineering from New Jersey Institute of Technology and an M.S. in manufacturing systems engineering from Stanford University.
Andy Missan has served as our Vice President and General Counsel since March 2013 and became an Executive Vice President in October 2015. From July 2009 to October 2012, Mr. Missan served as Vice President and General Counsel at Bytemobile, Inc., a mobile video optimization company. Prior to Bytemobile, Mr. Missan served as Vice President and General Counsel of MobiTV, Inc., a provider of mobile video solutions, Vice President and General Counsel of Danger, Inc., a mobile devices and services company, and Vice President and General Counsel of Replay TV, Inc., a DVR technology company. He has also held senior legal and business affairs positions at the RCA Records Label/BMG Entertainment and Sony Music Entertainment Inc. Mr. Missan holds a B.A. in government from Oberlin College and a J.D. from Northwestern University School of Law.
Timothy Roberts has served as our Vice President, Interactive since September 2010 and became an Executive Vice President in October 2015. From July 2007 to September 2010, Mr. Roberts served as the founder and Chief Executive Officer of Infectious, LLC, a print-on-demand platform. Prior to Infectious, Mr. Roberts served as the Vice President of Product and Marketing at Odeo, Inc., a podcasting company, Senior Director of Product Management at Yahoo! Inc., an internet company, Vice President of Product Management and co-founder of Bigstep.com, a hosting company acquired by Affinity Internet in 2002, and Director of Products at T/Maker Company, a personal computer software company acquired by Deluxe Corporation in 1994. Mr. Roberts holds a B.A. in psychology from Vassar College.
Edward M. Scal has served as our Chief Business Officer since October 2015, and previously served as our Chief Revenue Officer from October 2010 to October 2015. From November 2007 to October 2010, Mr. Scal served as a partner at Avanti Growth Partners, a private equity and consulting firm. Prior to Avanti, Mr. Scal served as Executive Vice President and a member of the board of directors of CamelBak Products LLC, an outdoor equipment company, Senior Vice President at Kransco Partners LLP, a private equity firm, Director of Business Development at Kransco Group Companies, a toy company, Director of Development at Visa International, a financial services company, Product Manager at General Mills, a food products company, and as an analyst at Cambridge Associates. Mr. Scal holds a B.A. in history from Williams College and an M.B.A. from Stanford Business School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis provides an overview of our executive compensation philosophy and objectives. It also describes the compensation program for our principal executive officer, our principal financial officer, and our three most highly-compensated executive officers (other than our principal executive officer and principal financial officer) during 2015. These individuals are referred to herein as our named executive officers. During 2015, these individuals were:
•James Park, our President and Chief Executive Officer, or our CEO;
▪Eric N. Friedman, our Chief Technology Officer;
▪William Zerella, our Chief Financial Officer;
▪Andy Missan, our Executive Vice President and General Counsel; and
•Edward M. Scal, our Chief Business Officer.
2015 Overview
 Fitbit is transforming the way millions of people around the world achieve their health and fitness goals. We pioneered the connected health and fitness market in 2007, and since then, we have grown into a leading global health and fitness brand. The Fitbit platform combines connected health and fitness devices with software and services, including an online dashboard and mobile applications, data analytics, motivational and social tools, personalized insights, and virtual coaching through customized fitness plans and interactive workouts. Our platform helps people become more active, exercise more, sleep better, eat smarter, and manage their weight. Fitbit appeals to a large, mainstream health and fitness market by addressing these key needs with advanced technology embedded in simple-to-use products and services.
2015 Business Highlights
In 2015, we achieved the following key financial and operational results:
•sold 21.4 million connected health and fitness devices;
•revenue was $1.9 billion, an increase of 149% over 2014;
•adjusted EBITDA was $389.9 million, an increase of 104% over 20141;

•	revenue in the United States grew 146% year-over-year, in Europe, the Middle East, and Africa grew 244%, in Asia and the Pacific grew 110%, and in the Other Americas grew 139%; and

•	cash, cash equivalents, and marketable securities totaled $664.5 million at December 31, 2015, compared to $195.6 million at December 31, 2014.
__________________

[1]
See the section titled “Selected Financial Data—Adjusted EBITDA” in our Annual Report on Form 10-K filed with the SEC on February 29, 2016 for a reconciliation of adjusted EBITDA to net income (loss), which is the most comparable financial measure presented in accordance with U.S. generally accepted accounting principles.

2015 Executive Compensation Highlights
Our board of directors and the compensation committee, as applicable, took the following key compensation actions with respect to the named executive officers for 2015:

▪
Base Salaries — increased annual base salaries to reflect appropriate levels of fixed compensation for executive officers with commensurate responsibilities at similarly-situated publicly-traded companies with comparable revenues, including increasing the annual base salary of our CEO to $600,000.

▪
Annual Cash Bonuses — paid annual cash bonuses at 115% of bonus pool funding based on strong performance against corporate financial measures, including payment of an annual cash bonus of $1.4 million to our CEO.

▪
Long-Term Incentive Compensation — decided not to grant long-term incentive compensation in the form of equity awards to any of the named executive officers, with one exception, in light of existing equity holdings, including significant equity awards made in 2014.

Executive Compensation Policies and Best Practices
During 2015, we maintained the following executive compensation policies and best practices, consistent with our executive compensation philosophy. These policies and practices are intended to drive performance as well as prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

▪
Independent Compensation Committee Advisor. The compensation committee engages and retains its own independent compensation consultant. During 2015, the compensation committee engaged Compensia, a national compensation consulting firm, to assist with its responsibilities. Compensia performed no other services for us during 2015.

▪
Annual Executive Compensation Review. The compensation committee conducted an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

▪
Compensation At-Risk. Our executive compensation program is designed to align the interests of our executive officers and stockholders such that a significant portion of our executive officers’ compensation, including both short-term cash and equity awards, is “at risk” based on our company performance.

▪
No Retirement Plans. Other than our Section 401(k) plan, which is generally available to all employees, we do not currently offer, nor do we have plans to provide, pension arrangements or defined benefit retirement plans or arrangements to our executive officers.

▪
No Perquisites. With limited exception, we do not generally provide perquisites or other personal benefits to our executive officers. In 2015, we reimbursed one named executive officer for hotel lodging in San Francisco.

▪
No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, except in connection with our executive relocation program.

▪
”Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control plus a qualifying termination of employment before payments and benefits are paid).

▪
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

▪	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

▪	Hedging Prohibited. We prohibit our executive officers and the members of our board of directors from hedging our securities.
Executive Compensation Philosophy and Program Design
Our executive compensation program is guided by our overarching philosophy of paying only for demonstrable performance. We believe our executive compensation program is competitive, reasonable, and appropriately balances the goals of attracting, retaining, motivating, and rewarding our executive officers, promoting stability in our leadership.
Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

▪	establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers;

▪
align the interests and objectives of our executive officers with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance; and

▪	provide compensation and benefit levels that will attract, retain, motivate, and reward a highly-talented team of executive officers within the context of responsible cost management.

Program Design
We structure the annual compensation of our executive officers, including the named executive officers, using three principal elements: (i) base salary, (ii) annual cash bonus opportunities, and (iii) long-term incentive compensation opportunities in the form of equity awards. While the weight of each element may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.
We evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance.
Going forward, to ensure our executive officers’ interests are aligned with those of our stockholders, a significant portion of our executive officers’ annual target total direct compensation opportunity will be “at-risk” and will vary above or below target levels commensurate with our performance. To motivate and reward individual initiative and effort, we also intend to emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan and long-term incentive compensation arrangements in the form of equity awards.
As reflected in our compensation philosophy, we believe that equity awards are a key incentive for our executive officers to drive long-term growth. To ensure that we are aligned with our compensation philosophy, the compensation committee intends to regularly evaluate the relationship between the reported values of the equity awards granted to our executive officers and the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, which will vary depending on the performance of our Class A common stock.
Governance of Executive Compensation Program
Role of the Compensation Committee
The compensation committee is responsible for overseeing our compensation and benefits policies generally, overseeing, evaluating, and approving the compensation plans, policies, and programs applicable to our executive officers, including the named executive officers, and evaluating the performance of our CEO.

Beginning in 2015, the compensation committee initiated a practice of reviewing the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including our named executive officers, each year, or more frequently as warranted. In 2015, this review took place in March with respect to our executive officers (other than our CEO) and in May with respect to our CEO.
The compensation committee does not establish a specific level for the target total direct compensation opportunity of our executive officers, including the named executive officers, but rather determines specific levels for our three principal compensation elements: (i) base salary, (ii) a target annual cash bonus opportunity, and (iii) a target long-term incentive compensation opportunity in the form of equity awards. When selecting and setting the amount of each compensation element, the compensation committee considers the following factors:

•	Absolute Financial Performance — our performance against the financial and operational objectives established by the compensation committee and our board of directors;

•	Competitive Market Positioning — the compensation practices of our compensation peer group and the position of each executive officer’s compensation in a ranking of peer company compensation levels;

•
Individual Skill and Experience — each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

•	Comparative Scope of Role — the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•
Past Performance — the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values; and

•Internal Parity — compensation parity among our executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.
Role of Management
The compensation committee works with members of our management, including our CEO, to perform its responsibilities. Management assists the compensation committee by providing information on company and individual performance, market data, and management’s perspective and recommendations on compensation matters. The compensation committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to base salaries, adjustments to annual cash bonus opportunities, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than for our CEO). The compensation committee uses such recommendations as one factor in determining and approving the compensation for our executive officers (other than our CEO). Our CEO recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.

In 2015, the compensation committee retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. Compensia serves at the discretion of the compensation committee, which reviews the engagement annually. The compensation committee also intends to regularly review the independence of Compensia. In 2015, the compensation committee considered the six specific independence factors adopted by the SEC and The New York Stock Exchange and determined that Compensia is independent and that its work did not raise any conflicts of interest.
During 2015, Compensia regularly attended the meetings of the compensation committee (both with and without management present) and provided the following services:
•assisted with the development of a compensation peer group;

•
provided competitive market data based on the compensation peer group for our executive officer positions and evaluated how the compensation we pay our executive officers compares to how the companies in our compensation peer group compensate their executives;

•	reviewed and analyzed the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers;

•	assessed executive compensation trends within our industry, and updated on corporate governance and regulatory issues and developments;
•reviewed market equity compensation practices, including burn rate and overhang; and

•	provided competitive market data based on the compensation peer group for the non-employee members of our board of directors and evaluated the compensation we pay our non-employee directors.
In 2015, Compensia provided no other services to us other than the services provided to the compensation committee.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable technology companies. In anticipation of our initial public offering in 2015, the compensation committee, with the assistance of Compensia, developed and used the following compensation peer group for purposes of understanding the competitive market:

3D Systems	Plantronics
Garmin Ltd	Polycom
GoPro	Tivo
HomeAway	TripAdvisor
iRobot	Twitter
LinkedIn	Ubiquiti Networks
Logitech International	Workday
NETGEAR	Zebra Technologies
Palo Alto Networks
The companies in this compensation peer group were selected on the basis of their similarity to us in size, as determined using the following criteria:
•similar revenue size — ~0.3x to ~3.0x of our projected 2015 fiscal year revenue;

•market capitalizations greater than $1.0 billion;
•similar industry classification — software and service, technology hardware and equipment, and healthcare technology; and

•
similar business profile — consumer products or services, hardware products, or software or internet products or services, gross margins of approximately 40% to approximately 60%, adjusted EBITDA margin greater than 12%, revenue growth greater than 20%, and, generally, a recently completed initial public offering (2010 or later).

This compensation peer group was used by the compensation committee during much of 2015 as a reference for understanding the competitive market for executive positions in our industry sector.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) and also used information drawn from the Radford High-Technology Executive Survey database. This market data is then used as a reference point for the compensation committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
While the compensation committee does not use specific target percentiles to justify compensation decisions, it does consider competitive market data in the course of its deliberations. The compensation committee believes that such information is useful in at least two respects. First, the compensation committee recognizes that our compensation levels must be competitive to attract, motivate, and retain superior executive talent. Second, the compensation committee believes that developing a general understanding of the compensation provided to executives at our peer companies is useful in assessing the reasonableness and appropriateness of individual executive compensation elements.
Accordingly, the compensation committee considers an analysis of the compensation practices of the companies in the compensation peer group, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. This information is one of several factors, including the factors that are described above, that the compensation committee considers in making its decisions with respect to the compensation of our executive officers.
The compensation committee intends to review our compensation peer group at least annually and makes adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
During 2015, the principal elements of our compensation program for our executive officers, including the named executive officers, consisted of base salary and an annual cash bonus opportunity.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including the named executive officers, and is an important element of compensation intended to attract and retain highly-talented individuals.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
In March 2015, the compensation committee reviewed the base salaries of our executive officers, including the named executive officers (other than our CEO), taking into consideration a competitive market analysis prepared by Compensia, our transition from a private to public company, including our historical private company practice of setting lower base salaries relative to long-term incentive compensation opportunities, the recommendations of our CEO, and the other factors described above. Following this review, the compensation committee decided to adjust the base salaries of our executive officers generally to remain competitive and for certain of the named executive officers, to levels appropriate for executive officers of a publicly traded company.
In May 2015, the compensation committee reviewed the base salary of our CEO, taking into consideration a competitive market analysis prepared by Compensia, our transition from a private to public company, including our historical private company practice of setting lower base salaries, relative to long-term incentive compensation opportunities, prior salary increases and the other factors described above. Following this review, the compensation committee decided to adjust our CEO’s base salary generally to remain competitive and to a level appropriate for a chief executive officer of a publicly traded company.
The base salaries of the named executive officers for 2014 and 2015 were as follows:

Named Executive Officer	2014 Base Salary ($)	2015 Base Salary ($)
James Park	250,000	600,000
Eric N. Friedman	250,000	300,000
William Zerella	300,000	350,000
Andy Missan	220,000	295,000
Edward M. Scal	300,000	320,000
These base salary increases were effective March 15, 2015.
The base salaries of the named executive officers during 2015 are set forth below in “Executive Compensation — Summary Compensation Table.”
Annual Cash Bonus Plan
In March 2015, the compensation committee approved an annual cash bonus plan or the 2015 Bonus Plan to motivate our executive officers, including the named executive officers, to achieve our corporate and their individual performance objectives for the year as reflected in our annual operating plan approved by our board of directors. Under the 2015 Bonus Plan, each executive officer’s annual cash bonus was to be based on the individual executive officer’s target annual cash bonus opportunity, our level of achievement of one or more corporate performance metrics or corporate performance factors, as well as the executive officer’s individual performance. In March 2015, the compensation committee also approved the corporate performance metrics and the formula for bonus payments under the 2015 Bonus Plan.
Target Annual Cash Bonus Opportunities
In March 2015, the compensation committee assessed the target annual cash bonus opportunities for our executive officers, including the named executive officers (other than our CEO), after taking into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), our transition from a private to public company and the other factors described above. Target annual cash bonus opportunities were expressed as a percentage of each executive officer’s base salary.
In May 2015, the compensation committee established the target annual cash bonus opportunity for our CEO, taking into consideration a competitive market analysis prepared by Compensia, our transition from a private to public company and the other factors described above.
The target annual cash bonus opportunities of the named executive officers for 2015 were as follows:

Named Executive Officer	2014 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2015 Target Annual Cash Bonus Opportunity (as a percentage of base salary)
James Park	32%	100%
Eric N. Friedman	32%	60%
William Zerella	23%	65%
Andy Missan	23%	55%
Edward M. Scal	33%	60%
Under the 2015 Bonus Plan, actual cash bonus payments were based on the achievement of corporate performance metrics as well as an individual performance factor.
Corporate Performance Metrics
In March 2015, the compensation committee selected revenue and “adjusted EBITDA” as the corporate performance metrics for purposes of the 2015 Bonus Plan. The compensation committee selected these performance metrics with the belief that such metrics provided a balance between generating revenue, managing our expenses, and growing our business, ultimately enhancing stockholder value.
We define “adjusted EBITDA” as net income (loss) adjusted to exclude the impact of the Fitbit Force recall, stock-based compensation expense, the revaluation of our redeemable convertible preferred stock warrant liability prior to our initial public offering, depreciation and intangible assets amortization, change in contingent consideration, interest expense, net, and income tax expense. We believe that adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in adjusted EBITDA. In addition, we use this metric to evaluate our operating performance and trends and make planning decisions. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making.
The target levels for these corporate performance metrics were based on our 2015 operating plan, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set. The mix of metrics was intended to balance a top line metric (revenue) with a profitability metric (adjusted EBITDA). The compensation committee believed such a balance would drive the appropriate amount of focus on propelling growth through revenue without detracting from our ultimate performance as a whole.
In March 2015, the compensation committee approved a matrix to determine the company performance factor and resulting payment of annual cash bonuses. Each of the two corporate performance metrics, revenue and adjusted EBITDA, were equally weighted. The target performance levels for each corporate performance metrics were set as follows:

Corporate Performance Metric	Target Performance Level ($)
Revenue	1,125,000,000
Adjusted EBITDA	151,000,000
For each corporate performance metric, the compensation committee also established threshold and maximum performance levels, at 90% and 120% of the target performance levels, respectively. If actual revenue and adjusted EBITDA each equaled target performance levels, then the corporate performance factor would be 100%, with resulting payment of annual cash bonuses equal to 100% of the target annual cash bonus opportunity. However, in accordance with the matrix, the corporate performance factor and resulting payment of annual cash bonuses could range from a low of 50% to a high of 200% as a percentage of target annual cash bonus opportunity, depending on the specific performance levels for each corporate metric, provided each metric at least equaled threshold performance levels.
Individual Performance
Under the 2015 Bonus Plan, the compensation committee had the discretion to further modify the cash bonus amount of each executive officer, including our named executive officers, from 80% to 120% based on individual performance. For purposes of the 2015 Bonus Plan, the individual performance of each executive officer, including each named executive officer, was evaluated by our CEO after the end of the year based on the management by objectives, or MBOs, established at the beginning of the year by the executive officer and our CEO. The compensation committee evaluated the individual performance of each executive officer and determined the individual performance multiplier (if any) to be applied to his or her tentative annual cash bonus payment. Prior to such evaluation, our CEO provided the compensation committee with an assessment of each executive officer’s individual performance (other than with respect to his own performance). The compensation committee evaluated our CEO’s individual performance based on the MBOs that it had established for our CEO at the beginning of the year.
2015 Annual Cash Bonus Payments
In February 2016, the compensation committee determined the amounts to be paid under the 2015 Bonus Plan based on our actual performance for the year with respect to each corporate performance metric and individual performance. Based on its determination that our 2015 revenue was $1.9 billion, which represented 165% of the target performance level, and our adjusted EBITDA was $389.9 million, which represented 258% of the target performance level, the compensation committee determined that the corporate performance factor was 200%.
Following this determination, the compensation committee considered the individual performance of each executive officer based on an evaluation of each individual by our CEO (except with respect to his performance) and determined the individual performance multiplier for each executive officer. Based on the foregoing, the compensation committee approved the following cash bonuses for the named executive officers under the 2015 Bonus Plan:

Named Executive Officer	Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Corporate Performance Factor	Individual Performance Multiplier	Actual Annual Cash Bonus ($)	Actual Annual Cash Bonus (as a percentage of base salary)
James Park	100%	200%	115%	1,380,000	230%
Eric N. Friedman	60%	200%	115%	414,000	138%
William Zerella	65%	200%	115%	523,250	150%
Andy Missan	55%	200%	115%	373,175	127%
Edward M. Scal	60%	200%	115%	441,600	138%
The annual cash bonuses paid to the named executive officers for 2015 are set forth below in “Executive Compensation— Summary Compensation Table.”
Long-Term Incentive Compensation
The compensation committee believes long-term incentive compensation is an effective means of focusing our executive officers, including the named executive officers, on driving increased stockholder value over a multi-year period, as well as an effective means of retaining our executive officers and providing a meaningful reward to them for appreciation in our stock price and long-term value creation.
We use equity awards in the form of options to purchase shares of our Class A common stock and RSU awards that may be settled for shares of our Class A common stock to deliver the annual long-term incentive compensation opportunities to our executive officers, including the named executive officers, and to address special situations as they may arise from time-to-time. The compensation committee believes that stock options, when granted with exercise prices equal to the fair market value of our Class A common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, as stock options reward our executive officers only to the extent that the market price of our Class A common stock increases post grant date. The compensation committee also believes that RSU awards help us to retain our executive officers and reward them with long-term stock price appreciation while at the same time providing some value to the recipient even if the market price of our Class A common stock declines.
As with the other compensation elements, the compensation committee intends to determine the amount of long-term incentive compensation for our executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own long-term incentive compensation), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards or our burn rate in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders or our “overhang” in relation to the companies in our compensation peer group, and the other factors described above.
In February 2015, our board of directors granted Mr. Missan an option to purchase 150,000 shares of our Class A common stock. Our board of directors determined the amount of this award after taking into consideration a competitive market analysis prepared by Compensia, the recommendation of our CEO, and the other factors described above. To integrate this option with his outstanding and unvested equity awards, the option was designed to vest at the rate of 1/36th of the total number of shares of our common stock subject to the option each month commencing on March 26, 2017, subject to Mr. Missan’s continued employment on each vesting date. The equity award granted to Mr. Missan in 2015 is set forth below in “Executive Compensation— Summary Compensation Table” and “Executive Compensation— Grants of Plan-Based Awards Table.”
In March 2015, after reviewing the outstanding equity awards of our named executive officers including significant equity awards made in 2014, as well as the value of our named executive officers’ unvested equity holdings, the compensation committee decided not to grant any additional equity awards to any of the other the named executive officers.
Welfare and Health Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we do not match contributions made to the plan by our employees, including our executive officers. We intend for the plan to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code, so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other benefits to our executive officers, including the named executive officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
We design our employee benefits programs to be competitive in relation to the market and affordable to us, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, with one limited exception in 2015, we do not currently provide perquisites or other personal benefits to our executive officers, including the named executive officers.

In 2015, we reimbursed Mr. Zerella for hotel lodging in San Francisco. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
 Employment Arrangements
Currently, we only have employment agreements or offer letters with the following named executive officers: Mr. Zerella, Mr. Missan, and Mr. Scal. Each of our executive officers is employed on an “at-will” basis, with no fixed term of employment. For additional information on the terms and conditions of the employment arrangements of the named executive officers, see “Offer Letters and Agreements.”
Post-Employment Compensation
We have entered into retention agreements with each of our executive officers, including each of the named executive officers. These agreements provide for payments and benefits upon certain terminations of employment, including a termination of employment following a change in control. For information on these retention agreements, as well as an estimate of the potential payments and benefits payable under these arrangements as of December 31, 2015, see “Potential Payments Upon Termination or Change in Control.”
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to our executive officers, including the named executive officers, who leave us under certain circumstances to facilitate their transition to new employment.
In determining payment and benefit levels under the various circumstances specified in the retention agreements, the compensation committee has drawn a distinction between a termination of employment for cause, a termination of employment other than for cause, and a termination of employment by an executive officer for good reason (including a termination of employment by the executive officer for good reason in connection with a change in control). Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described below, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or an affirmative decision by the executive officer to end his or her relationship with us.
The retention agreements contain certain specified post-employment compensation arrangements in the event of an involuntary termination of employment in connection with a change in control. We believe that these arrangements are designed to align the interests of management and stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officers and our investors.
The compensation committee does not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
Other Compensation Policies and Practices
Compensation Recovery Policy

Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Policy Prohibiting Hedging of Our Equity Securities
In accordance with the terms of our Insider Trading Policy, we prohibit our executive officers, employees and the members of our board of directors from hedging our securities.
Say on Pay Vote
As we are a newly-public company and we will be holding our first non-binding stockholder advisory vote on the compensation of our named executive officers at the Annual Meeting, we have not previously considered the vote of our stockholders in determining the compensation of our named executive officers. We value the opinions of our stockholders and the compensation committee and the board of directors will consider the outcome of future stockholder advisory votes, including the vote which will take place at the Annual Meeting, when we make compensation decisions for the named executive officers.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief executive officer and chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act in any taxable year. Remuneration in excess of $1 million may only be deducted if it is “qualified performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. In making compensation decisions, the compensation committee considers the potential effects of Section 162(m) on the compensation paid to the named executive officers.
As we have only recently become a publicly-traded company, the compensation committee has not in past years taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for our executive officers. In approving the amount and form of compensation for our executive officers in the future, however, the compensation committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).
From time to time, the compensation committee may, in its judgment, approve compensation for the named executive officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of the Company and our stockholders. The compensation committee will continue to monitor the issue of deductibility of executive compensation, and make adjustments to our executive compensation program to maximize the deductibility of our executive compensation to the extent that it believes such result is consistent with the objectives of individual compensation elements and the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our Class A common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by, or paid to each of our named executive officers for 2014 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total ($)
James Park,	2015	525,840	—	—	1,380,000	—	1,905,840
President and Chief Executive Officer	2014	222,179	80,000	7,532,909	—	—	7,835,088
Eric N. Friedman,	2015	288,340	—	—	414,000	—	702,340
Chief Technology Officer	2014	222,179	80,000	7,532,909	—	—	7,835,088
William Zerella,(5)	2015	340,423	—	—	523,250	14,169(6)	877,842
Chief Financial Officer	2014	169,423	40,833	4,774,211	—	—	4,984,467
Andy Missan,(5)	2015	280,215	—	1,113,315	373,175	—	1,766,705
Executive Vice President and General Counsel
Edward M. Scal(5)	2015	316,919	—	—	441,600	—	758,519
Chief Business Officer
____________________________________

(1)	The amounts in this column represent bonuses awarded at the discretion of our board of directors.

(2)
The amounts reported in this column represent the aggregate grant date value of stock options granted to the named executive officers in 2014 and 2015 computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 10 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ending December 31, 2015 filed on February 29, 2016. This amount does not reflect the actual economic value realized by the named executive officer, which will vary depending on the performance of our Class A common stock.

(3)
See “—Grants of Plan-Based Award Table” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts the named executive officers were eligible to earn in 2015. See also “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonus Plan” for a discussion regarding our non-equity incentive plan compensation in 2015.

(4)
The amounts reported in this column do not include life insurance and health insurance premiums previously disclosed in our final prospectuses filed with the SEC on June 18, 2015 and November 13, 2015 pursuant to Rule 424(b)(4). These amounts are not required to be disclosed as such premiums are related to plans that are available generally to our employees.

(5)	Mr. Zerella joined us in April 2014. Messrs. Missan and Scal were not named executive officers for 2014.

(6)	The amount reported represents the costs of reimbursement to Mr. Zerella for hotel lodging in San Francisco.

Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2015 for each of our named executive officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(2)
	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James Park	Cash	—	$240,000	$600,000	$1,440,000	—	—	—
Eric N. Friedman	Cash	—	72,000	180,000	432,000	—	—	—
William Zerella	Cash	—	91,000	227,500	546,000	—	—	—
Andy Missan	Cash	—	64,900	162,250	389,400	—	—	—
	Stock Option	2/27/2015	—	—	—	150,000(3)	7.3733	1,113,315
Edward M. Scal	Cash	—	76,800	192,000	460,800	—	—	—
____________________________________

(1)
Reflects threshold, target, and maximum target bonus amounts for 2015 performance, as described in “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonus Plan.” These amounts do not necessarily correspond to the actual amounts that were received by the named executive officers.

(2)
The amounts reported in this column represent the aggregate grant date value of each award computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock reported in this column are set forth in note 10 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ending December 31, 2015 filed on February 29, 2016. This amount does not reflect the actual economic value realized by the named executive officer, which will vary depending on the performance of our Class A common stock.

(3)
This stock option vests over a three year period, such that 1/36th of the shares subject to this stock option shall vest on each monthly anniversary of the vesting commencement date of March 26, 2017, subject to continued service to us through each vesting date. In addition, such option is subject to acceleration benefits upon certain qualifying terminations as further described below in “–Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Year-End Table
The following table provides information concerning unexercised stock options that have not vested for each named executive officer as of December 31, 2015.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
James Park	9/27/2011(3)	2,055,180	—	0.06	9/26/2021
	8/7/2014(4)	540,508	2,702,540	3.63	8/6/2024
Eric N. Friedman	9/27/2011(3)	1,435,180	—	0.06	9/26/2021
	8/7/2014(4)	540,508	2,702,540	3.63	8/6/2024
William Zerella	6/10/2014(5)	551,157	1,351,269	2.29	6/9/2024
Andy Missan	3/27/2013(6)	325,399	188,135	0.28	3/26/2023
	11/21/2013(7)	71,414	41,552	1.27	11/20/2023
	2/27/2015(8)	—	150,000	7.37	2/26/2025
Edward M. Scal	11/10/2010(9)	891,447	—	0.05	11/9/2020
	11/14/2011(10)	212,370	—	0.06	11/13/2021
	3/22/2013(11)	544,695	16,506	0.28	3/21/2023
	8/7/2014(12)	49,996	1,150,004	3.63	8/6/2024
____________________________________

(1)
All of the outstanding equity awards described in this table were granted under our 2007 Plan. In addition, these awards are subject to acceleration benefits upon certain qualifying terminations as described in the section titled “—Potential Payments Upon Termination or Change of Control.”

(2)	Represents the fair market value of a share of our Class B common stock, as determined by our board of directors, on the grant date.

(3)
1/4th of the total number of shares subject to the option vested on September 27, 2012 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(4)
1/48th of the total number of shares subject to the option vested on May 1, 2015 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date. In connection with an involuntary termination of employment upon the earlier to occur of June 23, 2016 or 12 months following a change of control, 50% of the total number of unvested shares subject to the option will become immediately vested and exercisable.

(5)
1/4th of the total number of shares subject to the option vested on June 9, 2015 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(6)
1/4th of the total number of shares subject to the option vested on March 26, 2014 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(7)
1/4th of the total number of shares subject to the option vested on March 26, 2014 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(8)	Options vest as to 1/36th of the total shares monthly starting on March 26, 2017, subject to continued service to us through each vesting date.

(9)
1/4th of the total number of shares subject to the option vested on October 19, 2011 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(10)
1/4th of the total number of shares subject to the option vested on October 19, 2012 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(11)
1/4th of the total number of shares subject to the option vested on January 1, 2013 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

(12)
1/4th of the total number of shares subject to the option vested on November 19, 2015 and the remaining shares subject to the option vest at a rate of 1/48th of the total number of shares subject to the option on each month thereafter, subject to continued service to us through each vesting date.

On February 4, 2016, our compensation committee approved stock option and RSU grants to our named executive officers. The stock options were granted on March 15, 2016 as follows: James Park—282,400; Eric N. Friedman—151,700; William Zerella—88,900; Andy Missan—41,800; Edward M. Scal—69,700. One-fourth of the total number of shares subject to the stock option awards vest on March 15, 2017 and an additional one-sixteenth of the total number of shares subject to the option awards vest quarterly thereafter, subject to continued employment. The RSUs were granted on March 15, 2016 as follows: James Park—122,600; Eric N. Friedman—65,800; William Zerella—38,600; Andy Missan—18,200; Edward M. Scal—30,300. One-fourth of the total number of shares subject to the RSU awards vest and settle on March 15, 2017 and an additional one-sixteenth of the total number of shares subject to the RSU awards vest and settle quarterly thereafter, subject to continued employment.

Option Exercises Table
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the exercise of stock options during 2015 and the aggregate value realized upon the exercise of stock options.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)
James Park	—	—
Eric N. Friedman	620,000	19,607,500
William Zerella	259,605	7,495,939
Andy Missan	108,500	3,340,792
Edward M. Scal	—	—
____________________________________
(1) These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.
(2) The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the option.

Offer Letters and Employment Agreements
Currently, we only have employment agreements or offer letters with the following of named executive officers: Mr. Zerella, Mr. Missan, and Mr. Scal. All of our named executive officers are employed on an at-will basis, with no fixed term of employment. Each of our named executive officers will receive benefits upon certain qualifying terminations as described in the section titled “—Potential Payments upon Termination or Change of Control.”
James Park
As a founder, Mr. Park, our President and Chief Executive Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Park. Mr. Park is an at-will employee. Mr. Park’s annual base salary as of December 31, 2015 was $600,000 and his target bonus for 2015 was $600,000.
Eric N. Friedman
As a founder, Mr. Friedman, our Chief Technology Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Friedman. Mr. Friedman is an at-will employee. Mr. Friedman’s annual base salary as of December 31, 2015 was $300,000 and his target bonus for 2015 was $180,000.
William Zerella
Mr. Zerella, our Chief Financial Officer, is party to an offer letter with us dated April 24, 2014. Mr. Zerella’s annual base salary as of December 31, 2015 was $350,000 and his target bonus for 2015 was $227,500.
Andy Missan
Mr. Missan, our Executive Vice President and General Counsel, is party to an offer letter with us dated March 15, 2013. Mr. Missan’s annual base salary as of December 31, 2015 was $295,000 and his target bonus for 2015 was $162,250.
Edward M. Scal
Mr. Scal, our Chief Business Officer, is party to an offer letter with us dated October 9, 2010. Mr. Scal’s annual base salary as of December 31, 2015 was $320,000 and his target bonus for 2015 was $192,000.
Potential Payments upon Termination or Change in Control
We entered into retention agreements with each of our executive officers, including our named executive officers, which provide for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason (as such terms are defined in the retention agreement), outside of a change in control (as such term is defined in the retention agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months of base salary to our President and Chief Executive Officer and nine months to our other executive officers, including our other named executive officers, and (ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months to our President and Chief Executive Officer and up to nine months to our other executive officers, including our other named executive officers. If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 18 months of base salary to our President and Chief Executive Officer and 12 months to our other executive officers, including our other named executive officers, (ii) a lump sum payment equal to the executive officer’s then-current target bonus opportunity, multiplied by a factor of 150% for our President and Chief Executive Officer and 100% for our other executive officers, including our other named executive officers, (iii) 100% acceleration of any then-unvested equity awards for our executive officers, including our named executive officers, and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 18 months to our President and Chief Executive Officer and up to 12 months to our other executive officers, including our other named executive officers. Each retention agreement is in effect for three years, with automatic three-year renewals unless notice is given by us to the executive officer three months prior to expiration.

The benefits under the retention agreements supersede all other cash severance and vesting acceleration arrangements, except for the stock option awards granted to each of Messrs. Park and Friedman in August 2014, which provide that they will each receive accelerated vesting with respect to 50% of the total number of unvested shares subject to such stock option awards in connection with an involuntary termination (as defined in their respective stock option agreements) of employment upon the earlier to occur of June 23, 2016 or 12 months following a change of control (as defined in their respective stock option agreements).

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2015, and the price per share of our Class A common stock is the closing price on the New York Stock Exchange as of that date ($29.59). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Upon Qualifying Termination - No Change in Control				Upon Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Bonus Payment($)(3)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)
James Park	600,000	6,736	35,078,969	35,685,705	900,000	900,000	10,105	70,157,938	71,968,043
Eric N. Friedman	225,000	13,554	35,078,969	35,317,523	300,000	180,000	18,072	70,157,938	70,656,010
William Zerella	262,500	15,771	—	278,271	350,000	227,500	21,028	36,889,644	37,488,172
Andy Missan	221,250	13,976	—	235,226	295,000	162,250	18,635	10,023,989	10,499,874
Edward M. Scal	240,000	13,976	—	253,976	320,000	192,000	18,635	30,337,895	30,868,530
____________________________________

(1)	The severance amount related to base salary was determined based on base salaries in effect on December 31, 2015.

(2)
The value of accelerated vesting is calculated based on the closing price of our Class A common stock on the New York Stock Exchange as of December 31, 2015 ($29.59) less, if applicable, the exercise price of each outstanding stock option.

(3)    The bonus payment amount was determined based on target bonus amounts for 2015.

Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have also entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 105-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances. Our executive officers and directors are required to conduct all purchase or sale transactions under a Rule 10b5-1 plan.

REPORT OF THE COMPENSATION COMMITTEE
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Jonathan D. Callaghan (Chair)
Christopher Paisley

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted-average exercise price of outstanding options, warrants and rights($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	47,654,207	$3.20	3,685,100(3)
Equity compensation plans not approved by security holders	—	—	—
Total	47,654,207	$3.20	3,685,100

_____________________

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)	Includes our 2007 Plan and 2015 Plan. Excludes purchase rights accruing under our 2015 ESPP.

(3)
There are no shares of common stock available for issuance under our 2007 Plan, but that plan will continue to govern the terms of options and RSUs granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2007 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2015 Plan. In addition, the number of shares reserved for issuance under our 2015 Plan increased automatically by 10,739,078 on January 1, 2016 and will increase automatically on the first day of January of each of 2017 through 2025 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2015, there were 3,750,000 shares of Class A common stock available for issuance under the 2015 ESPP. The number of shares reserved for issuance under our 2015 ESPP increased automatically by 2,147,815 on January 1, 2016 and will increase automatically on the first day of January of each year during the term of the 2015 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2015, we were a party to the following transactions in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

 SoftBank Distribution Agreement

In 2015, in connection with a distribution agreement we entered into with SoftBank BB Corporation, or SoftBank BB, an entity affiliated with SoftBank PrinceVille Investments, L.P. that holds more than 5% of our outstanding capital stock, we repaid SoftBank BB $3.1 million for sales returns accepted in 2014, and SoftBank BB paid us $0.5 million, due to an amendment of the distribution agreement. Steven Murray, a member of our board of directors, is a Managing Member of SB PV GP LLC, an entity affiliated with SoftBank PrinceVille Investments, L.P.

Review, Approval, or Ratification of Transactions with Related Parties

Our related-person transactions policy and the charter of our audit committee require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by another independent body of the board of directors.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, or PwC, our audited financial statements for the year ending December 31, 2015. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board (Communications with Audit Committees).
The audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Christopher Paisley (Chair)
Steven Murray

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Fitbit, Inc., 405 Howard Street, San Francisco, CA 94105, Attn: Secretary.
To be timely for the our 2017 annual meeting of stockholder, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on February 10, 2017 and not later than 5:00 p.m. Pacific Time on March 12, 2017. A stockholder’s notice to the Secretary must set forth each matter the stockholder proposes to bring before the annual meeting and the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2017 annual meeting of stockholders must be received by the Secretary no later than December 14, 2016 in order to be considered for inclusion in our proxy materials for that annual meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2015.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2015, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Fitbit, Inc.
405 Howard Street
San Francisco, California 94105
Attn: Investor Relations

“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling (800) 542-1061 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Investor Relations department at 405 Howard Street, San Francisco, California 94105, Attn: Investor Relations or call (415) 604-4106.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

2015 EQUITY INCENTIVE PLAN
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.SHARES SUBJECT TO THE PLAN.

2.1.Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is that number of reserved shares not issued or subject to outstanding grants under the Company’s 2007 Stock Plan (the “Prior Plan”) on the Effective Date (as defined below), plus (a) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (b) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (c) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (d) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. Any Class B common stock that was issued and outstanding under the Prior Plan, but which becomes available for issuance under this Plan pursuant to this Section 2.1 shall be issued as Shares of Class A common stock.

2.2.Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash or other property rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3.Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of 2016 through 2025, by the lesser of (a) five percent (5%) of the number of shares of Class A common stock and Class B common stock issued and outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

2.5.Limitations. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs. No Participant will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees (including new Employees who are also officers and directors) are eligible to receive up to a maximum of 4,000,000 Shares in the calendar year in which they commence their employment.

2.6.Adjustment of Shares. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, and (f) the number of Shares that may be granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.ADMINISTRATION.

4.1.Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)select persons to receive Awards;

(d)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)determine the number of Shares or other consideration subject to Awards;

(f)determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)grant waivers of Plan or Award conditions;

(i)determine the vesting, exercisability and payment of Awards;

(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)determine whether an Award has been earned;

(l)determine the terms and conditions of any, and to institute any Exchange Program;

(m)reduce or waive any criteria with respect to Performance Factors;

(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o)adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p)make all other determinations necessary or advisable for the administration of this Plan;

(q)delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law; and

(r)to exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants.

4.2.Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3.Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

4.4.Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant ~~on the~~ date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c)Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.7.Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10.No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director of Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance

Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1.Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1.Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1.Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a)Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Criteria within this Plan that are established by the Committee for the relevant performance period.

10.2.Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $10,000,000 in Performance Awards in any calendar year under this Plan.

10.3.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)by cancellation of indebtedness of the Company to the Participant;

(b)by surrender of shares of the Company’s Class A common stock or Class B common stock by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)by any combination of the foregoing; or

(f)by any other method of payment as is permitted by applicable law.

12.GRANTS to Non-Employee directors. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 1,000,000.

12.1.Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2.Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3.Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13.WITHHOLDING TAXES.

13.1.Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or applicable Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2.Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (c) delivering to the Company already-owned shares of the Company’s Class A common stock or Class B common stock having a Fair Market Value equal to the minimum amount required to be withheld or (d) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company for the minimum amount required to be withheld.

14.TRANSFERABILITY.

14.1.Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by (i) the Participant, or (ii) the Participant’s guardian or legal representative;

(b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

14.2.Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (a) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (b) amend or remove any provisions of the Award relating to the Award holder’s continued Service to the Company or its Parent, Subsidiary, or Affiliate, (c) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (d) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (e) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1.Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement (“Dividend Equivalent Rights”). After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2.Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (a) reprice Options or SARs(and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21.CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction:

(a)The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b)The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c)The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d)The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

(e)The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2.Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be credited toward the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3.Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).

24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.All Awards Subject to Company Clawback or Recoupment Policy.   All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1.“Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

28.2.“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3.“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S.

Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee's delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4.“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.5.“Board” means the Board of Directors of the Company.

28.6.“Cause” means (a) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (c) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Parent, Subsidiary or Affiliate, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

28.7.“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.9.“Common Stock” means the Class A common stock of the Company.

28.10.“Company” means Fitbit, Inc., or any successor corporation.

28.11.“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12.“Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13.“Director” means a member of the Board.

28.14.“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.15.“Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

28.16.“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.17.“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.18.“Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced.

28.19.“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.20.“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c)in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d)if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.21.“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.22.“IRS” means the United States Internal Revenue Service.

28.23.“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

28.24.“Option” means an award of an option to purchase Shares pursuant to Section 5.

28.25.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.26.“Participant” means a person who holds an Award under this Plan.

28.27.“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

28.28.“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)Profit Before Tax;

(b)Sales;

(c)Expenses;

(d)Billings;

(e)Revenue;

(f)Net revenue;

(g)Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(h)Operating income;

(i)Operating margin;

(j)Operating profit;

(k)Controllable operating profit, or net operating profit;

(l)Net Profit;

(m)Gross margin;

(n)Operating expenses or operating expenses as a percentage of revenue;

(o) Net income;

(p)Earnings per share;

(q)Total stockholder return;

(r)Market share;

(s)Return on assets or net assets;

(t)The Company’s stock price;

(u)Growth in stockholder value relative to a pre-determined index;

(v)Return on equity;

(w)Return on invested capital;

(x)Cash Flow (including free cash flow or operating cash flows)

(y)Balance of cash, cash equivalents and marketable securities;

(z)Cash conversion cycle;

(aa)Economic value added;

(bb)Individual confidential business objectives;

(cc)Contract awards or backlog;

(dd)Overhead or other expense reduction;

(ee)Credit rating;

(ff)Completion of an identified special project;

(gg)Completion of a joint venture or other corporate transaction;

(hh)Strategic plan development and implementation;

(ii)Succession plan development and implementation;

(jj)Improvement in workforce diversity;

(kk)Employee satisfaction;

(ll)Employee retention;

(mm)Customer indicators and satisfaction;

(nn)New product invention or innovation;

(oo)Research and development expenses;

(pp)Attainment of research and development milestones;

(qq)Improvements in productivity;

(rr)Bookings;

(ss)Working-capital targets and changes in working capital; and

(tt)Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.29.“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.30.“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

28.31.“Performance Unit” means a right granted to a Participant pursuant to Section 10 or Section 12, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee”

28.32.“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.33.“Plan” means this Fitbit, Inc. 2015 Equity Incentive Plan.

28.34.“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.35.“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

28.36.“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

28.37.“SEC” means the United States Securities and Exchange Commission.

28.38.“Securities Act” means the United States Securities Act of 1933, as amended.

28.39.“Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.40.“Shares” means shares of Common Stock and the common stock of any successor entity.

28.41.“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

28.42.“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

28.43.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.44.“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.45. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

FITBIT, INC.
450 HOWARD STREET
SUITE 550
SAN FRANCISCO, CA 94105

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FIT2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08345-P77161 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FITBIT, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James Park
02) Eric N. Friedman
03) Jonathan D. Callaghan
04) Steven Murray
05) Christopher Paisley

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. Approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees listed in proposal 1, FOR proposals 2, 3, 4, and FOR 3 years on proposal 5.** If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E08346-P77161

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 26, 2016

The stockholder(s) hereby appoint(s) James Park and William Zerella, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and/or Class B Common Stock of Fitbit, Inc. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Pacific Time) on May 26, 2016 at www.virtualshareholdermeeting.com/FIT2016 and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND FOR 3 YEARS ON PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side